EMPLOYMENT AGREEMENT
                             --------------------

EMPLOYMENT AGREEMENT entered into as of April 1, 2003 and effective immediately by and between, M3 Acquisition Corp. ("M3") a New Jersey corporation with offices at 2059 Springdale Road, Suite 100, Cherry Hill, NJ 08003 and Chip Del Coro ("Employee") of P.O. Box 103, Green Village, NJ 07935 (Address).

                              W I T N E S S E T H:

WHEREAS, M3 desires to employ EMPLOYEE and EMPLOYEE desires to accept employment by M3 all on the terms and conditions hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises and undertakings hereinafter provided, the parties hereto agree as follows:

1 Employment by M3
  ----------------

M3 hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment by M3 effective as of April 1, 2003 as Vice President of Sales of M3 upon the terms and conditions hereinafter set forth.


2 Term
  ----

The term of employment of Employee hereunder shall be for a period of three
(3) years commencing on April 1, 2003 unless sooner terminated in accordance with the terms and conditions of the Agreement.


3 Duties
  ------

     3.1 Subject to the direction and supervision of Paul Burgess, President of M3 and Alan Bashforth, CEO (hereinafter referred to as "CEO") and to M3's By-Laws, the duties of Employee shall include, among other things:

     3.1.1 create, maintain and develop a sales force for the business of the company.

     3.1.2 such duties in the ordinary course of business and which are ethical, and responsibilities as such may be amended or supplemented by the Board.

     3.2 In performing his duties hereunder, Employee shall use due diligence and all of his skills, expertise, knowledge and contacts for the benefit of M3 and any of its affiliates. Employee shall comply with all such instructions as may, from time to time, be given to him by the CEO and shall give the CEO all such explanations, information and assistance as the CEO may require, including such reports as are necessary to inform the CEO of the current status of the sales and business of M3, its subsidiaries and/or its affiliates.

     3.3 Employee agrees, during the term of his employment under the Agreement, to devote full time to the business of M3 and its subsidiaries. EMPLOYEE shall not engage in any other employment without written consent of the President or CEO.


4 Annual Salary
  -------------

     4.1 As compensation for all of the services performed by Employee in connection with his employment by M3, the Agreement will confirm that the Board of Directors of M3 approved and agreed on April 1, 2003 that Employee shall receive as an annual salary :

            Year 1 - $65,000 with no draw
            Year 2 - $65,000 plus a draw of $25,000 against commission Year 3 - $65,000 with a draw of $30,000 against commission

Per annum payable in accordance with M3's regular payroll and commission schedule. In addition, Mr. Del Coro will receive the commission as all other company sales persons for his personal sales.

     4.2 Related Expenses. In addition, the Employment Agreement will provide for a car allowance for Mr. Chip Del Coro of no more than $500 per month. Mr. Del Coro will also be provided with a gas allowance of $200 per month and a cellular phone service allowance of $150 per month.

     4.3 Bonus Plan. Mr. Del Coro will also be compensated under a Bonus Plan contemplated to be adopted by M3 within the next three months. Mr. Del Coro will be entitled to 25% of the total amount allotted towards the Bonus pool for M3 employees during the term of his Employment Agreement. Mr. Del Coro will be entitled to receive Board Minutes authorizing such bonus plan.


5 Benefits
  --------

     5.1 Benefits. Participation in all employee/management/retirement benefits and management incentive program (based on both Company and individual performance), if and when instituted by the Board of Directors of M3.

     5.2  Additional Benefits
          -------------------


   5.2.2 Exclusive use of company computer equipment (including printer, fax machine and cell phone);

   5.2.3  Full coverage health insurance, dental, visual and medical; and

   5.2.4  Use of company credit card for authorized expenses.

   5.2.5 Reimbursement of normal and customary business related expenses including mileage, in accordance with M3 policy.


6 Covenants
  ---------

     6.1 Employee hereby agrees that employee will not, directly or indirectly, enter into or engage generally in competition with M3 in any competing business of any kind, either as an individual or as a partner or joint venturer, as an employee or agent for any person, as an officer, director, or shareholder of any corporation, or otherwise, as follows:

     6.1.1 Two (2) years after termination for cause (cause being defined as in Sections 7.1.4., 7.l.5 and/or 7.1.6.

     6.1.2 Two (2) years after termination if EMPLOYEE voluntarily terminates his employment with M3.

     6.1.3 One (1) year after termination without cause, including by reason of employment not being continued after the expiration of the term of this Agreement, or termination for disability as set forth in Section 8.1.3.


7 Termination
  -----------

     7.1 Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

          7.1.1 If Employee voluntarily terminates.

          7.1.2 the death of the Employee;

          7.1.3 If Employee is or shall be unable to discharge properly his obligations hereunder through illness, disability or accident for six (6) consecutive months or for a period aggregating six (6) months in any continuous twelve (12) month period, but not withstanding the foregoing the annual salary and benefits of the Employee shall continue during this period.

          7.1.4 if Employee is convicted of a crime of moral turpitude by a court of competent jurisdiction;

          7.1.5 if Employee is convicted of a felony except to the extent that the charge arises from an act taken at the Board's direction; or

          7.1.6 if Employee is grossly negligent or guilty of willful misconduct in connection with the performance of his duties, which negligence or misconduct, if curable, is not cured within fifteen (15) days of a notice of cure by the Board, President or CEO.

     7.2 All compensation and benefits will cease as of the date of termination.



8  Key Person Insurance
   --------------------

EMPLOYEE agrees that as long as he is employed under the Agreement, M3 may obtain Key Person life insurance on his life in an amount deemed appropriate by the Board of Directors of M3, EMPLOYEE represents and warrants that he has no knowledge of any condition which would prevent such Key Person life insurance from being obtained at rates for a healthy male of his age.


9  Other Matters
   -------------

The Agreement is a personal service contract intended to secure the personal services of EMPLOYEE, and EMPLOYEE hereby agrees that none of his rights, obligations or duties under the Agreement shall be assigned, subcontracted or in any way transferred by him to any other party without prior written consent of M3's President or CEO.


10  Reproduction Release
    --------------------

Employee hereby agrees that M3 may use the likeness and/or photograph of said Employee in any Company brochure, advertisement, promotional piece, literature, annual report or any other publication approved by the Board of Directors without additional compensation to Employee.


11 Miscellaneous
   -------------

     11.1 The Agreement shall be governed by and construed in accordance with the laws of New Jersey.

     11.2 All notices, requests, demands or other communications from either party hereto to the other pursuant to the Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or upon its mailing by registered or certified mail, return receipt requested, postage prepaid, at such other party's last known address.

     11.3 If any provision of the Agreement is invalidated for any reason whatsoever, the Agreement shall remain binding between the parties and in full force and effect except for such invalidated provision.

     11.4 The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

     11.5 Except as waived in writing by a party hereto, no action taken pursuant to the Agreement or failure to pursue the enforcement of any right pursuant to the Agreement shall be deemed to constitute a waiver by such party of compliance with any covenants or promises contained herein. The waiver by either party hereto of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11.6 The Agreement shall extend to and be binding upon Employee, his heirs and distributes, and upon M3, its successors and assigns and also any subsidiary or affiliated corporation.

     11.7 The instrument contains the entire agreement and understanding of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties, oral or written, relating to the subject matter of the Agreement which are not set forth herein. The Agreement may be modified, amended, changed or discharged only by a writing signed by the party against whom enforcement of any such modification, amendment, change or discharge is sought. The Agreement supersedes all prior agreements and understandings, whether written or oral, regarding Employee's employment by M3 in any capacity whatsoever.

     11.8 In the event M3 requires the Employee to perform his duties out of a relocated principal place of employment which is a distance of more than 50 miles of 71 Passaic Avenue, Florham Park, New Jersey, the Employee will not be required to relocate his home during the term of this Agreement. In such event, the Employee shall have the right and option to terminate his employment and such termination shall be without cause and Section 6.1.3 shall apply.


IN WITNESS WHEREOF, M3 Acquisition Corp. has caused the Agreement to be executed by its Officers hereunto duly authorized, and Employee has hereunto set his hand and seal, all as of the day and year first written above.


  M3 ACQUISITION CORPORATION               EMPLOYEE

     /s/Alan Bashforth                     /s/Chip Del Coro
  ________________________________         _______________________________
By:  Alan Bashforth, President          By:  Chip Del Coro